[LOGO OF JOHN HANDCOCK COMPANY]     Master COLI Application
                                    John Hancock Life Insurance Company (U.S.A.)
                                    (hereinafter referred to as The Company)
Service Office:
200 BLOOR STREET EAST
TORONTO, ONTARIO
CANADA M4W 1E5

                                    . For Corporate Owned Life Insurance (COLI) only.
                                    . Print and use black ink. Any changes must be initialed by the Owner's Authorized Officer.

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
Owner

1.   a) Name of Owner ABC COMPANY                                      b) Tax ID No. 1 2 - 3 4 5 6 7 8
                      ----------------------------------------------

     c) Address       456 CENTER STREET, ANYTOWN AS 12346
                ---------------------------------------------------------------------------------------

Policy Details - Non Participating

2.   a) Plan Name     CORPORATE VARIABLE UNIVERSAL LIFE
                  -------------------------------------------------------------------------------------

3.   Supplementary Benefits: [ ] Flexible Term Insurance Option (FTIO)

                             [ ] Other:
                                        ---------------------------------------------------------------

4.   Death Benefit Option    [X] Option 1 (Face Amount)    [ ] Option 2 (Face Amount plus Policy Value)

5.   Loan Interest Rate:     [ ] Variable    [X] Fixed     [ ] Other: ________ %

6.   Life Insurance Qualification Test
     Note: Elected test cannot be changed after the policy is issued.  [X] Guideline Premium
                                                                       [ ] Cash Value Accumulation

Premiums

7.   Frequency:  [X] Annual  [ ] Other:
                                        ---------------------------------------------------------------

Existing Insurance

8.   Are there any existing life insurance and/or annuity policies owned by the Owner (including existing policies in the process of being lapsed or surrendered)?

     [X] No [ ] Yes - Complete Important Notice: Replacement of Life Insurance or Annuities.

Special Requests

9.      a) [ ] INSURANCE TO BE APPLIED FOR IN ACCORDANCE WITH INSURANCE SCHEDULE OR CENSUS AND CONSENT
               TO LIFE INSURANCE FORMS.

        b) Special Policy Date:
                               ------------------------------
        c) Other:
                  -------------------------------------------------------------------------------------
Beneficiary Information

10.  The beneficiary is to be the Owner unless shown otherwise on the Consent to Life Insurance form that is signed by the Proposed Life Insured.

Corrections or Amendments

11.

CP3210US (01/2005)                 Page 1 of 3

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                  Declarations and Owner/Taxpayer Certification

                                  DECLARATIONS

I declare that the statements and answers in this application and any form that is made part of this application are complete and true to the best of my knowledge and believe they are correctly recorded.

In addition, I understand and agree that:
1. The Insurance Schedule and the Consent to Life Insurance forms shall form part of the application for life insurance.

2. Insurance under any policy issued as a result of this application will not be effective, and no insurance shall be provided prior to the later of the date the first premium is paid in full and the date the policy has been delivered; provided that at the time of delivery there has been no deterioration in the insurability of any person proposed for life insurance as stated in the application, since the date of the application.

3. Acceptance of the policy will, where permitted by law, constitute agreement to its terms and ratification of any changes specified by The Company in the policy, except that any change of amount, classification, plan, benefits or age at issue will be made only with the Owner's written consent.

Any person who knowingly and with intent to defraud any insurer:

(a) files an application for insurance or statement of claim containing any materially false information, or

(b) conceals for the purpose of misleading any insurer, information concerning any material fact thereto, may be committing a fraudulent insurance act.

                          OWNER/TAXPAYER CERTIFICATION

Under penalties of perjury, I the Owner, certify that:

(1) The number shown on Page 1 of this application is my correct taxpayer identification number (if number has not yet been issued, write "Applied for" in the box on Page 1) , AND

(2)  Check the applicable box:
     [X] I am not subject to Backup Tax Withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to Backup Tax Withholding as a result of a failure to report all interest of dividends, or the IRS has notified me that I am no longer subject to Backup Tax Withholding.
     [ ] The Internal Revenue Service (IRS) has notified me that I am subject to Backup Tax Withholding.

(3) [X] I am [ ] I am not, a U.S. person (including a U.S. resident alien). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signatures (Please read all of the above Declarations and Owner/Taxpayer
           Certification before you sign this form.)

Signed at                                this        day of
         ------------------------------      -------         ----------  ------
                 City/State                                     Month     Year
[X]
--------------------------------------   ---------------------------------------
                  Witness                Owner's Name

                                         [X]
                                         ---------------------------------------
                                             Signature and Title of Authorized
                                             Officer

[X]                                      [X]
-------------------------------------    ---------------------------------------
Agent/Registered Representative, if          Countersignature of Licensed
other than Witness                           Resident Agent/Registered
                                             Representative
                                             (where required by law)

CP3210US (01/2005)                 Page 2 of 3

                                 AGENT'S REPORT

PLEASE PRINT

Agent's Questions (To be completed by the Agent/Registered Representative)

1.   a) Planned Premium $ 2,450          b) Total Collected $ 2,450

2. Are there any existing life insurance and/or annuity policies owned by the Owner (including existing policies in the process of being lapsed or surrendered)?

    [X] No [ ] Yes - If "Yes", the Agent/Registered Representative is required to present and read Important Notice: Replacement of Life Insurance or Annuities to the Owner. The completed form must be submitted with Application.

3. If applicable, indicate the type of ownership for the policy and provide the names of all individuals authorized to transact business on behalf of the entity.

     [X] Corporation   [ ]   Partnership    [ ] Trust    [ ] Other legal entity

     DONALD P. JAMES, PRESIDENT
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     For Variable Life Insurance, the NASD requires such entity to provide The Company with documentation detailing the names of all individuals authorized to transact business on behalf of the entity. This requirement will be satisfied by submitting a copy of the Corporation Resolution, Partnership Agreement, or Trust Certification form.

4.   Agent Information (Always complete.)
--------------------------------------------------------------------------------
    Name of       Agent    Social
Agent / Entity    Code   Security No.    Telephone      E-mail Address     Share
--------------------------------------------------------------------------------
JOHN J. CORCORAN  99999    987654321  (905) 123-6900  jcorcoran@agency.com  100%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                            100%
                                                                            ----

Certification and Signatures (All Agents / Registered Representatives sharing commissions for this policy must sign this form.)

I certify that I have truly and accurately recorded on the application all the information supplied by the Owner.

(X)
-------------------------------------------------   ----------------------------
   Signature of Agent / Registered Representative   Place and Date

(X)
-------------------------------------------------   ----------------------------
   Signature of Agent / Registered Representative   Place and Date

(X)
-------------------------------------------------   ----------------------------
   Signature of Agent / Registered Representative   Place and Date

(X)
-------------------------------------------------   ----------------------------
   Signature of Agent / Registered Representative   Place and Date

CP3210US (01/2005)                 Page 3 of 3